Exhibit 99.1

       LifePoint Hospitals Reports Second Quarter 2005 Results

    BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 27, 2005--LifePoint Hospitals, Inc. (NASDAQ:LPNT) today announced results for the second quarter and six months ended June 30, 2005.
    The Company completed its previously announced business combination with Province Healthcare Company ("Province") on April 15, 2005. The results of operations of the Province hospitals subsequent to the combination date are included in the Company's consolidated results. As a result of the combination with Province, the Company recognized a pretax charge for transaction costs of $44.6 million, or $0.57 per diluted share. In addition to the transaction costs of $44.6 million, the Company recognized pretax debt retirement costs of $10.0 million, or $0.15 per diluted share, in the second quarter of 2005.
    For the second quarter ended June 30, 2005, revenues from continuing operations were $467.6 million, up 96.3% from $238.2 million for the same period a year ago. Loss from continuing operations for the quarter was $2.8 million, or $0.05 per diluted share, including the aforementioned charges for transaction costs ($0.57 per diluted share) and debt retirement costs ($0.15 per diluted share), compared with income from continuing operations of $19.5 million, or $0.50 per diluted share, for the prior-year period. Net loss for the quarter was $7.1 million, or $0.13 per diluted share, compared with net income of $18.7 million, or $0.48 per diluted share, for the prior-year period.
    The consolidated financial results for the second quarter ended June 30, 2005, reflect a 78.3% increase in total admissions from continuing operations and a 73.5% increase in equivalent admissions from continuing operations compared with the second quarter of 2004. On a same-hospital basis, total admissions from continuing operations increased 3.2% compared with the same period last year, and equivalent admissions from continuing operations increased 1.1% over the prior-year period.
    For the first half of 2005, revenues from continuing operations were $743.5 million, up 53.1% from $485.7 million for the first half of 2004. Income from continuing operations for the six months ended June 30, 2005, decreased 46.9% to $23.2 million, or $0.51 per diluted share, including the non-recurring items, compared with income from continuing operations of $43.7 million, or $1.11 per diluted share, for the prior-year period. Net income for the first half of 2005 decreased 56.1% to $18.7 million, or $0.41 per diluted share, including the non-recurring items, compared with net income of $42.6 million, or $1.08 per diluted share, for the first half of 2004.
    The consolidated financial results for the six months ended June 30, 2005, reflect a 39.9% increase in total admissions from continuing operations and a 38.4% increase in equivalent admissions from continuing operations compared with the first half of 2004. On a same-hospital basis, total admissions from continuing operations increased 2.9% compared with the same period last year, and equivalent admissions from continuing operations increased 1.5% over the prior-year period.
    During the second quarter of 2005, the Company committed to a plan of disposal related to three of the hospitals acquired in the Province merger. The three facilities to be divested are: Medical Center of Southern Indiana, a 96-bed hospital in Charlestown, Indiana; Ashland Regional Medical Center, a 123-bed hospital in Ashland, Pennsylvania; and Palo Verde Hospital, a 51-bed facility located in Blythe, California. As a result of the disposal plan, the Company has reflected the assets to be divested and the operations of these three hospitals as discontinued operations. The Company recognized a second quarter 2005 impairment charge of $4.7 million, net of income taxes, or $0.09 per diluted share, related to the disposal plan.
    In commenting on the second quarter results, Kenneth C. Donahey, chairman, president and chief executive officer of LifePoint Hospitals, said, "Obviously, our second quarter financial results reflect certain costs related to the business combination with Province and other transactions. In terms of operational performance, our people are doing an outstanding job of managing our ongoing business while successfully integrating the Province hospitals and other recent acquisitions. This has been an historical quarter for us. We have achieved record earnings from continuing operations before transaction and debt retirement costs. In addition, we have remained active on the acquisition front with recent announcements of other complementary transactions. We are very excited about the potential for continued success in each of our communities."
    A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals' second quarter conference call will be available on line at www.lifepointhospitals.com and www.earnings.com on July 28, 2005, beginning at 10:00 a.m. Eastern Time.
    LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities. Of the Company's 52 hospitals, 49 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals' non-urban operating strategy offers continued operational improvement by focusing on its five core values: delivering high quality patient care, supporting physicians, creating excellent workplaces for its employees, providing community value and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 19,000 employees.

    Important Legal Information

    This release includes forward-looking statements based on current management expectations. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint Hospitals' future results are beyond LifePoint Hospitals' ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint Hospitals, are not guarantees of performance of LifePoint Hospitals, and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements are also subject to other risks and uncertainties, including, without limitation, (i) the possibility that problems may arise in successfully integrating the businesses of LifePoint Hospitals and Province and achieving cost-cutting synergies; (ii) reduction in payments to healthcare providers by government and commercial third-party payors, as well as changes in the manner in which employers provide healthcare coverage to their employees; (iii) the possibility of adverse changes in, and requirements of, applicable laws, regulations, policies and procedures, including those required by LifePoint Hospitals' corporate integrity agreement; (iv) the ability to manage healthcare risks, including malpractice litigation, and the lack of state and federal tort reform; (v) the availability, cost and terms of insurance coverage; (vi) the highly competitive nature of the healthcare business, including the competition to recruit and retain physicians and other healthcare professionals; (vii) the ability to attract and retain qualified management and personnel; (viii) the geographic concentration of LifePoint Hospitals' operations; (ix) the ability to acquire hospitals on favorable terms and complete budgeted capital improvements successfully; (x) the ability to operate and integrate newly acquired facilities successfully; (xi) the availability and terms of capital to fund LifePoint Hospitals' business strategies;
(xii) changes in LifePoint Hospitals' liquidity or the amount or terms of its indebtedness and in its credit ratings; (xiii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblowers investigations; (xiv) changes in or interpretations of generally accepted accounting principles or practices; (xv) volatility in the market value of LifePoint Hospitals' common stock; (xvi) changes in general economic conditions in the markets LifePoint Hospitals serves; (xvii) LifePoint Hospitals' reliance on information technology systems maintained by HCA Inc.; (xviii) the costs of complying with the Americans with Disabilities Act; (xix) LifePoint Hospitals' ability to comply with all aspects of the Sarbanes-Oxley Act and regulations promulgated thereunder; and (xx) those risks and uncertainties described from time to time in LifePoint Hospitals' filings with the Securities and Exchange Commission (SEC). Therefore, LifePoint Hospitals' future results may differ materially from those described in this release. LifePoint Hospitals undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    All references to "LifePoint Hospitals" as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             Dollars in millions, except per share amounts


                                      Three Months Ended June 30,
                                  ----------------------------------
                                        2005              2004
                                  ----------------  ----------------
                                  Amount    Ratio   Amount    Ratio
                                  -------  -------  -------  -------
Revenues                           $467.6    100.0%  $238.2    100.0%

Salaries and benefits               182.0     38.9     97.7    41.01
Supplies                             60.5     12.9     31.1    13.10
Other operating expenses             79.6     17.1     38.8    16.24
Provision for doubtful accounts      41.3      8.8     18.9     8.02
Depreciation and amortization        26.8      5.7     11.4     4.85
Interest expense, net                15.4      3.3      3.2      1.3
Debt retirement costs                10.0      2.1      1.5      0.6
Transaction costs                    44.6      9.6       --       --
ESOP expense                          3.8      0.8      2.5      1.1
                                  -------  -------  -------  -------
                                    464.0     99.2    205.1     86.1
                                  -------  -------  -------  -------
Income from continuing
 operations before minority
 interests and income taxes           3.6      0.8     33.1     13.9
Minority interests in earnings
 of consolidated entities             0.2      0.1      0.3      0.1
                                  -------  -------  -------  -------
Income from continuing
 operations before income taxes       3.4      0.7     32.8     13.8
Provision for income taxes            6.2      1.3     13.3      5.6
                                  -------  -------  -------  -------
Income (loss) from
 continuing operations               (2.8)    (0.6)    19.5      8.2
Discontinued operations,
 net of income taxes:
  Income (loss) from
   discontinued operations            0.3      0.1     (0.8)    (0.3)
  Impairment of assets of
   hospital held for sale            (4.7)    (1.0)      --       --
  Gain (loss) on sale of hospital     0.1       --       --       --
                                  -------  -------  -------  -------
   Loss from
    discontinued operations          (4.3)    (0.9)    (0.8)    (0.3)
                                  -------  -------  -------  -------
Net income (loss)                   $(7.1)    (1.5%)  $18.7      7.9%
                                  =======  =======  =======  =======
Earnings (loss) per share-basic:
 Continuing operations             $(0.05)            $0.53
 Discontinued operations            (0.08)            (0.02)
                                  -------           -------
Net income (loss)                  $(0.13)            $0.51
                                  =======           =======

Earnings (loss) per share-diluted:
 Continuing operations             $(0.05)            $0.50
 Discontinued operations            (0.08)            (0.02)
                                  -------           -------
Net income (loss)                  $(0.13)            $0.48
                                  =======           =======

                                       Six Months Ended June 30,
                                  ----------------------------------
                                        2005              2004
                                  ----------------  ----------------
                                  Amount    Ratio   Amount    Ratio
                                  -------  -------  -------  -------
Revenues                           $743.5    100.0%  $485.7    100.0%

Salaries and benefits               290.6     39.1    194.6     40.1
Supplies                             96.7     13.0     63.2     13.0
Other operating expenses            125.4     16.9     79.8     16.4
Provision for doubtful accounts      64.3      8.6     39.6      8.2
Depreciation and amortization        40.0      5.4     22.4      4.5
Interest expense, net                17.9      2.4      6.6      1.4
Debt retirement costs                10.0      1.3      1.5      0.3
Transaction costs                    44.6      6.0       --       --
ESOP expense                          6.5      0.9      4.8      1.0
                                  -------  -------  -------  -------
                                    696.0     93.6    412.5     84.9
                                  -------  -------  -------  -------
Income from continuing
 operations before minority
 interests and income taxes          47.5      6.4     73.2     15.1
Minority interests in earnings
 of consolidated entities             0.5      0.1      0.6      0.1
                                  -------  -------  -------  -------
Income from continuing
 operations before income taxes      47.0      6.3     72.6     15.0
Provision for income taxes           23.8      3.2     28.9      6.0
                                  -------  -------  -------  -------
Income (loss) from
 continuing operations               23.2      3.1     43.7      9.0
Discontinued operations,
 net of income taxes:
  Income (loss) from
   discontinued operations            0.9      0.1     (1.1)    (0.2)
  Impairment of assets of
   hospital held for sale            (4.7)    (0.6)      --       --
  Gain (loss) on sale of hospital    (0.7)    (0.1)      --       --
                                  -------  -------  -------  -------
   Loss from
    discontinued operations          (4.5)    (0.6)    (1.1)    (0.2)
                                  -------  -------  -------  -------
Net income (loss)                   $18.7      2.5%   $42.6      8.8%
                                  =======  =======  =======  =======
Earnings (loss) per share-basic:
 Continuing operations              $0.52             $1.19
 Discontinued operations            (0.10)            (0.03)
                                  -------           -------
Net income (loss)                   $0.42             $1.16
                                  =======           =======

Earnings (loss) per share-diluted:
 Continuing operations              $0.51             $1.11
 Discontinued operations            (0.10)            (0.03)
                                  -------           -------
Net income (loss)                   $0.41             $1.08
                                  =======           =======


                       LIFEPOINT HOSPITALS, INC.
            UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION
       Dollars and shares in millions, except per share amounts

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                  ----------------  ----------------
                                  2005 (1)   2004   2005 (2)   2004
                                  -------  -------  -------  -------
Income (loss) from
 continuing operations              $(2.8)   $19.5    $23.2    $43.7
Add:  Interest on convertible
 notes, net of income taxes            --      1.8       --      3.8
                                  -------  -------  -------  -------
Adjusted income (loss) from
 continuing operations               (2.8)    21.3     23.2     47.5
Loss from discontinued operations    (4.3)    (0.8)    (4.5)    (1.1)
                                  -------  -------  -------  -------
                                    $(7.1)   $20.5    $18.7    $46.4
                                  =======  =======  =======  =======

Weighted average number
 of shares-basic                     51.8     36.9     44.8     36.8
Add: Shares for conversion of
      convertible notes                --      5.2       --      5.2
     Other share equivalents           --      1.0      0.9      0.9
                                  -------  -------  -------  -------
Weighted average number of shares
 and equivalents - diluted           51.8     43.1     45.7     42.9
                                  =======  =======  =======  =======

Earnings (loss) per share-basic:
 Continuing operations             $(0.05)   $0.53    $0.52    $1.19
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes   0.01    (0.02)    0.02    (0.03)
  Impairment of assets of
   hospital held for sale,
    net of income taxes             (0.09)      --    (0.10)      --
  Loss on sale of hospital,
   net of income taxes                 --       --    (0.02)      --
                                  -------  -------  -------  -------
     Loss from
      discontinued operations       (0.08)   (0.02)   (0.10)   (0.03)
                                  -------  -------  -------  -------

   Net income (loss)               $(0.13)   $0.51    $0.42    $1.16
                                  =======  =======  =======  =======

Earnings (loss) per share-diluted:
 Continuing operations             $(0.05)   $0.50    $0.51    $1.11
 Discontinued operations:
  Income (loss) from discontinued
   operations, net of income taxes   0.01    (0.02)    0.02    (0.03)
  Impairment of assets of
   hospital held for sale,
    net of income taxes            (0.09)       --    (0.10)      --
  Loss on sale of hospital,
   net of income taxes                 --       --    (0.02)      --
                                  -------  -------  -------  -------
     Loss from
      discontinued operations       (0.08)   (0.02)   (0.10)   (0.03)
                                  -------  -------  -------  -------

   Net income (loss)               $(0.13)   $0.48    $0.41    $1.08
                                  =======  =======  =======  =======

(1) All of the potentially dilutive securities were excluded from the calculation of diluted loss per share for the three months ended June 30, 2005, because the Company incurred a loss from continuing operations.

(2) The impact of 4.4 million potential weighted average shares of common stock, if converted, and interest expense related to convertible notes were not included in the computation of diluted earnings per share because the effect would have been anti-dilutive.


                       LIFEPOINT HOSPITALS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              In millions

                                                    June 30, Dec. 31,
                                                      2005     2004
                                                    -------  -------
ASSETS                                            (Unaudited)   (1)

Current assets:
 Cash and cash equivalents                            $53.0    $18.6
 Accounts receivable, less allowances for doubtful
  accounts of $216.8 and $103.6  at June 30, 2005
  and December 31, 2004, respectively                 215.7    112.0
 Inventories                                           48.7     25.3
 Assets held for sale                                  19.2     33.0
 Income taxes receivable                               34.6      7.5
 Prepaid expenses                                      13.9      7.1
 Deferred income taxes and other current assets        42.0     24.3
                                                    -------  -------
                                                      427.1    227.8

Property and equipment:
 Land                                                  66.6     20.5
 Buildings and improvements                           941.2    385.4
 Equipment                                            462.5    342.0
 Construction in progress                             111.5     48.6
                                                    -------  -------
                                                    1,581.8    796.5
   Accumulated depreciation                          (330.5)  (295.4)
                                                    -------  -------
                                                    1,251.3    501.1

Deferred loan costs, net                               30.9      4.9
Intangible assets, net                                  3.9      3.3
Other                                                 234.9      5.8
Goodwill                                            1,217.5    144.4
                                                    -------  -------
                                                   $3,165.6   $887.3
                                                    =======  =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                     $60.6    $29.5
 Accrued salaries                                      52.5     31.2
 Other current liabilities                             48.8     18.5
 Current maturities of long-term debt                   4.2       --
                                                    -------  -------
                                                      166.1     79.2

Long-term debt                                      1,585.0    221.0
Deferred income taxes                                 132.2     47.9
Professional and general liability claims
 and other liabilities                                 59.3     28.4

Minority interests in equity
 of consolidated entities                               3.3      1.3

Stockholders' equity:
 Preferred stock                                         --       --
 Common stock                                           0.6      0.4
 Capital in excess of par value                     1,043.8    332.6
 Unearned ESOP compensation                           (11.1)   (12.9)
 Unearned compensation on nonvested stock             (34.2)    (4.5)
 Retained earnings                                    220.6    222.8
 Treasury stock                                          --    (28.9)
                                                    -------  -------
                                                    1,219.7    509.5
                                                    -------  -------
                                                   $3,165.6   $887.3
                                                    =======  =======

(1)  Derived from audited financial statements.


                       LIFEPOINT HOSPITALS, INC.
       UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                              In millions

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                  ----------------  ----------------
                                    2005     2004     2005     2004
                                  -------  -------  -------  -------
Cash flows from
operating activities:
 Net income (loss)                  $(7.1)   $18.7    $18.7    $42.6
 Adjustments to reconcile
  net income (loss) to net
  cash provided by operating
  activities:
   Loss from
    discontinued operations           4.3      0.8      4.5      1.1
   Depreciation and amortization     26.8     11.4     40.0     22.4
   Debt retirement costs             10.0      1.5     10.0      1.5
   Transaction costs                 44.6       --      44.6      --
   ESOP expense                       3.8      2.5      6.5      4.8
   Minority interests in earnings
    of consolidated entities          0.2      0.3      0.5      0.6
   Deferred income taxes (benefit)   23.5     (0.4)    24.4     (0.9)
   Reserve for professional and
    general liability claims, net     1.6     (2.2)     2.0      0.5
   Tax benefit from employee
    stock plans                       5.9      3.8      8.2      4.3
   Increase (decrease) in cash
    from operating assets and
    liabilities, net of effects
    from acquisitions and
    divestitures:
     Accounts receivable             (0.2)     3.2     (8.3)    (4.2)
     Inventories and other
      current assets                  0.4     (3.2)     3.3     (3.2)
     Accounts payable and
      accrued expenses               (5.0)     1.5      0.6      6.3
     Income taxes payable           (42.4)   (19.7)   (28.3)    (5.1)
   Other                              3.0      0.6      3.8      1.2
                                  -------  -------  -------  -------
 Net cash provided by
  operating activities -
  continuing operations              69.4     18.8    130.5     71.9
Net cash provided by
 operating activities -
 discontinued operations              1.9      0.9      1.9       --
                                  -------  -------  -------  -------
   Net cash provided by
    operating activities             71.3     19.7    132.4     71.9
                                  -------  -------  -------  -------
Cash flows from
investing activities:
 Purchase of property
  and equipment                     (33.3)   (20.3)   (60.4)   (35.4)
 Acquisitions, net
  of cash acquired                 (957.7)   (24.8)  (959.7)   (26.5)
 Proceeds from sale of hospital        --       --     32.5       --
 Other                               (0.2)    (0.3)    (0.6)    (0.6)
                                  -------  -------  -------  -------
   Net cash used in
    investing activities           (991.2)   (45.4)  (988.2)   (62.5)
                                  -------  -------  -------  -------

Cash flows from
financing activities:
 Proceeds from long-term debt     1,592.0     30.0  1,592.0     30.0
 Payments of borrowings            (709.2)   (29.9)  (709.2)   (49.9)
 Proceeds from exercise
  of stock options                   31.0      5.9     41.6      7.5
 Payment of debt issue costs        (31.8)      --    (31.8)      --
 Other                               (3.3)      --     (2.4)     0.8
                                  -------  -------  -------  -------
   Net cash provided by (used
    in) financing activities        878.7      6.0    890.2    (11.6)
                                  -------  -------  -------  -------
Change in cash and
 cash equivalents                   (41.2)   (19.7)    34.4     (2.2)
Cash and cash equivalents
 at beginning of period              94.2     38.1     18.6     20.6
                                  -------  -------  -------  -------
Cash and cash equivalents
 at end of period                   $53.0    $18.4    $53.0    $18.4
                                  =======  =======  =======  =======
Interest payments                   $23.0     $6.1    $23.5     $6.7
                                  =======  =======  =======  =======
Capitalized interest                 $0.8     $0.2     $1.2     $0.4
                                  =======  =======  =======  =======
Income taxes paid, net              $19.4    $29.1    $20.0    $30.0
                                  =======  =======  =======  =======


                       LIFEPOINT HOSPITALS, INC.
                         UNAUDITED STATISTICS

                                               Three Months Ended
                                                    June 30,
                                           -------------------------
                                                               %
                                            2005      2004   Change
                                           -------  -------  -------
Continuing Operations: (1)
Number of hospitals at end of period            48       28     71.4%
Admissions                                  39,226   21,997     78.3
Equivalent admissions (2)                   77,215   44,509     73.5
Licensed beds at end of period               5,051    2,631     92.0
Weighted average licensed beds               4,609    2,636     74.8
Revenues ($ in millions)                    $467.6   $238.2     96.3
Revenues per equivalent admission           $6,055   $5,351     13.2
Outpatient factor (2)                         1.97     2.02     (2.5)
Emergency room visits                      179,410  102,957     74.3
Inpatient surgeries                         11,542    6,658     73.4
Outpatient surgeries                        30,650   18,404     66.5
Average daily census                         1,765      972     81.6
Average length of stay                         4.1      4.0      2.5
Medicare case mix index                       1.21     1.17      3.4

Same-Hospital: (3)
Number of hospitals at end of period            28       28       --
Admissions                                  22,697   21,997      3.2
Equivalent admissions (2)                   45,004   44,509      1.1
Licensed beds at end of period               2,582    2,631     (1.9)
Weighted average licensed beds               2,582    2,636     (2.0)
Revenues ($ in millions)                    $255.4   $238.2      7.2
Revenues per equivalent admission           $5,676   $5,351      6.1
Outpatient factor (2)                         1.98     2.02     (2.0)
Emergency room visits                      103,591  102,957      0.6
Inpatient surgeries                          6,502    6,658     (2.3)
Outpatient surgeries                        18,793   18,404      2.1
Average daily census                         1,033      972      6.3
Average length of stay                         4.1      4.0      2.5
Medicare case mix index                       1.18     1.17      0.9

                                                 Six Months Ended
                                                    June 30,
                                           -------------------------
                                                               %
                                            2005     2004    Change
                                           -------  -------  -------
Continuing Operations: (1)
Number of hospitals at end of period            48       28     71.4%
Admissions                                  65,089   46,523     39.9
Equivalent admissions (2)                  126,924   91,697     38.4
Licensed beds at end of period               5,051    2,631     92.0
Weighted average licensed beds               3,654    2,655     37.6
Revenues ($ in millions)                    $743.5   $485.7     53.1
Revenues per equivalent admission           $5,858   $5,297     10.6
Outpatient factor (2)                         1.95     1.97     (1.0)
Emergency room visits                      290,730  201,839     44.0
Inpatient surgeries                         18,152   13,308     36.4
Outpatient surgeries                        49,994   37,008     35.1
Average daily census                         1,474    1,044     41.2
Average length of stay                         4.1      4.1       --
Medicare case mix index                       1.20     1.17      2.6

Same-Hospital: (3)
Number of hospitals at end of period            28       28       --
Admissions                                  47,873   46,523      2.9
Equivalent admissions (2)                   93,065   91,697      1.5
Licensed beds at end of period               2,582    2,631     (1.9)
Weighted average licensed beds               2,582    2,655     (2.7)
Revenues ($ in millions)                    $520.9   $485.7      7.2
Revenues per equivalent admission           $5,597   $5,297      5.7
Outpatient factor (2)                         1.94     1.97     (1.5)
Emergency room visits                      210,054  201,839      4.1
Inpatient surgeries                         12,870   13,308     (3.3)
Outpatient surgeries                        37,347   37,008      0.9
Average daily census                         1,092    1,044      4.6
Average length of stay                         4.1      4.1       --
Medicare case mix index                       1.18     1.17      0.9

(1) Continuing operations excludes the operations of hospitals that the Company classifies as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue). The equivalent admissions computation "equates" outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3) Same-hospital information includes 28 hospitals operated throughout both periods and excludes the operations of hospitals that the Company acquired and sold after January 1, 2004.


                       LIFEPOINT HOSPITALS, INC.
                  UNAUDITED SUPPLEMENTAL INFORMATION
                          Dollars in millions

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                  ----------------  ----------------
                                    2005     2004     2005     2004
                                  -------  -------  -------  -------
Components of transaction costs
Adjustment to Province
 acquired accounts receivable       $26.4      $--    $26.4      $--
Adjustment to Province assumed
 liabilities, primarily related
 to professional and general
 liability claims                     8.7       --      8.7       --
Retention bonuses paid to former
 Province employees                   4.2       --      4.2       --
Compensation expense, primarily
 restricted stock vesting
 from change in control               5.3       --      5.3       --
                                  -------  -------   ------  -------
                                    $44.6      $--    $44.6      $--
                                  =======  =======   ======  =======

Adjusted EBITDA is defined as earnings (loss) before depreciation and amortization, interest expense, debt retirement costs, transaction costs, ESOP expense, minority interests in earnings of consolidated entities, income taxes and discontinued operations. Our management and Board of Directors use adjusted EBITDA to evaluate our operating performance and as a measure of performance for incentive compensation purposes. Our credit facilities use adjusted EBITDA, as defined, for numerous financial covenants. We believe adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income (loss), cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

                                           Three Months Ended
                                                 June 30,
                                  ----------------------------------
                                        2005              2004
                                  ----------------  ----------------
                                  Amount    Ratio   Amount    Ratio
                                  -------  -------  -------  -------
Revenues                           $467.6    100.0%  $238.2    100.0%

Salaries and benefits               182.0     38.9     97.7     41.0
Supplies                             60.5     12.9     31.1     13.1
Other operating expenses             79.6     17.1     38.8     16.2
Provision for doubtful accounts      41.3      8.8     18.9      8.0
                                  -------  -------  -------  -------
Adjusted EBITDA                    $104.2     22.3%   $51.7     21.7%
                                  =======  =======  =======  =======

                                           Six Months Ended
                                               June 30,
                                  ----------------------------------
                                        2005              2004
                                  ----------------  ----------------
                                  Amount    Ratio   Amount     Ratio
                                  -------  -------  -------  -------
Revenues                           $743.5    100.0%  $485.7    100.0%

Salaries and benefits               290.6     39.1    194.6     40.1
Supplies                             96.7     13.0     63.2     13.0
Other operating expenses            125.4     16.9     79.8     16.4
Provision for doubtful accounts      64.3      8.6     39.6      8.2
                                  -------  -------  -------  -------
Adjusted EBITDA                    $166.5     22.4%  $108.5     22.3%
                                  =======  =======  =======  =======

The following table reconciles adjusted EBITDA as presented above to net income (loss) as reflected in the unaudited condensed consolidated statements of operations:

                                 Three Months Ended Six Months Ended
                                      June 30,          June 30,
                                  ----------------  ----------------
                                    2005     2004     2005     2004
                                  -------  -------  -------  -------
Adjusted EBITDA                    $104.2    $51.7   $166.5   $108.5

Less:
 Depreciation and amortization       26.8     11.4     40.0     22.4
 Interest expense, net               15.4      3.2     17.9      6.6
 Debt retirement costs               10.0      1.5     10.0      1.5
 Transaction costs                   44.6       --     44.6       --
 ESOP expense                         3.8      2.5      6.5      4.8
 Minority interests in earnings
  of consolidated entities            0.2      0.3      0.5      0.6
 Provision for income taxes           6.2     13.3     23.8     28.9
 Loss from discontinued operations    4.3      0.8      4.5      1.1
                                  -------  -------  -------  -------
Net income (loss)                   $(7.1)   $18.7    $18.7    $42.6
                                  =======  =======  =======  =======

    CONTACT: LifePoint Hospitals, Inc.
             Michael J. Culotta, 615-372-8512